UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016 (February 18, 2016)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On February 18, 2016, State Auto Financial Corporation (the “Company”) issued a press release disclosing the Company’s results of operations for the three-month period and fiscal year ended December 31, 2015 (the “Release”). The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income (loss) from operations per diluted share. Net income (loss) from operations differs from GAAP net income (loss) only by the exclusion of realized capital gains (losses), net of applicable taxes, on investment activity for the periods being reported. For the three-month periods ended December 31, 2015 and 2014, GAAP net income (loss) was $0.07 per diluted share and $1.58 per diluted share, respectively, while net income (loss) from operations was $0.00 per diluted share and $1.53 per diluted share for the same respective periods. For the three-month periods ended December 31, 2015 and 2014, realized capital gains, net of applicable taxes, increased the GAAP net income per diluted share by $0.07 and $0.05, respectively. For the fiscal years ended December 31, 2015 and 2014, GAAP net income (loss) was $1.23 per diluted share and $2.60 per diluted share, respectively, while net income (loss) from operations was $0.85 per diluted share and $2.28 per diluted share for the same respective periods. For the fiscal years ended December 31, 2015 and 2014, realized capital gains, net of applicable taxes, increased the GAAP net income per diluted share by $0.38 and $0.32, respectively.

Management uses net income (loss) from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income (loss) in that net income (loss) from operations excludes the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results.

The Release also included a non-GAAP financial measure as to the combined ratio. The GAAP combined ratio for the three-month periods ended December 31, 2015 and 2014 was 106.2 and 113.3, respectively, and for the fiscal years ended December 31, 2015 and 2014 was 101.5 and 105.5, respectively. Excluding the impact of the homeowners quota share arrangement(1) and adverse reserve development on terminated program business written through Risk Evaluation and Design, LLC (RED), the combined ratio for the three-month period ended December 31, 2014 would have been 87.7, and for the fiscal year ended December 31, 2014 would have been 95.4. Management believes this non-GAAP financial measure provides investors with meaningful information concerning the Company’s GAAP combined ratio.

The Release also included a non-GAAP financial measure as to net written premium. Net written premium for the personal insurance segment for the three-month period ended December 31, 2015 decreased 28.7% from the same period in 2014 while net written premium for the personal insurance segment for the fiscal year ended December 31, 2015 increased 9.6% from the same period in 2014. Excluding the impact of the homeowners quota share arrangement(1), net written premium for the personal insurance segment for the three-month period and fiscal year ended December 31, 2015 decreased 3.6% and 5.3%, respectively, from the same periods in 2014. Management believes this non-GAAP financial measure provides investors with a meaningful comparison of the Company’s current and historical net written premium.

(1)	Homeowners quota share arrangement: On December 31, 2011, the State Auto Group entered into a quota share reinsurance agreement with a syndicate of unaffiliated reinsurers covering its homeowners book of business. This agreement expired December 31, 2014 in accordance with its terms. The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group, which includes State Automobile Mutual Insurance Company, State Auto Property & Casualty Insurance Company, State Auto Insurance Company of Ohio, State Auto Insurance Company of Wisconsin, Milbank Insurance Company, Meridian Security Insurance Company, Patrons Mutual Insurance Company of Connecticut, Rockhill Insurance Company, Plaza Insurance Company, American Compensation Insurance Company and Bloomington Compensation Insurance Company.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

The Company’s management conducted a conference call on February 18, 2016, at approximately 11:00 a.m., ET, to review the Company’s financial results for the three-month period and fiscal year ended December 31, 2015, and to respond to questions from interested investors and financial analysts. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In addition to the Consolidated Statements of Income and reconciliation schedules included with the Release, the Company makes available on its website additional supplemental schedules containing financial information for the Company. This information is available at www.stateauto.com by clicking “News Releases” under the “Investors” tab.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on February 18, 2016, regarding results of operations for the three-month period and fiscal year ended December 31, 2015.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on February 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: February 24, 2016	By	/s/ Steven E. English
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on February 18, 2016, regarding results of operations for the three-month period and fiscal year ended December 31, 2015.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on February 18, 2016.